EXHIBIT 99.1
ENTERPRISE FINANCIAL SERVICES CORP REPORTS THIRD QUARTER 2025 RESULTS

Third Quarter Results
•Net income of $45.2 million, or $1.19 per diluted common share, compared to $1.36 in the linked quarter and $1.32 in the prior year quarter
•Net interest margin (“NIM”) of 4.23%, quarterly increase of 2 basis points
•Net interest income of $158.3 million, quarterly increase of $5.5 million
•Total loans of $11.6 billion, quarterly increase of $174.3 million
•Total deposits of $13.6 billion, quarterly increase of $250.6 million
•Return on average assets (“ROAA”) of 1.11% in the current quarter, compared to 1.30% in the linked quarter and 1.36% in the prior year quarter
•Return on average tangible common equity (“ROATCE”)1 of 11.56%, compared to 13.84% and 14.55% in the linked and prior year quarters, respectively
•Tangible common equity to tangible assets1 of 9.60%, an increase of 18 basis points and 10 basis points from the linked and prior year quarters, respectively
•Tangible book value per common share1 of $41.58, annualized quarterly increase of 15%
•Quarterly dividend increased $0.01 to $0.32 per common share for the fourth quarter 2025

St. Louis, MO. October 27, 2025 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) today announced financial results for the third quarter of 2025. “Our third quarter results demonstrated solid loan and deposit growth, along with continued expansion in net interest income and net interest margin. We have successfully increased net interest income for the past six consecutive quarters, highlighting the efforts of our team,” said Jim Lally, President and Chief Executive Officer. “Earlier this month we announced the completion of the acquisition of 10 branches in Arizona and two in Kansas. This acquisition increases our presence in these markets and strengthens our ability to service our customers while enhancing our funding profile.”

Highlights

•Earnings - Net income in the third quarter 2025 was $45.2 million, a decrease of $6.1 million and $5.4 million compared to the linked and prior year quarters, respectively. Earnings per diluted common share for the third quarter 2025 was $1.19, compared to $1.36 and $1.32 for the linked and prior year quarters, respectively. Adjusted diluted earnings per share1 was $1.20 in the third quarter 2025, compared to $1.37 and $1.29 in the linked and prior year quarters, respectively.

Noninterest income for the third quarter 2025 included $30.1 million of anticipated insurance proceeds from a pending claim related to a recapture event during the quarter with respect to a $24.1 million solar tax credit that the Company purchased and applied to prior taxable periods. The anticipated proceeds from the insurance policy and tax liability resulting from the recapture event, both totaling $30.1 million, are included in “Noninterest Income” and “Income Tax Expense”, respectively, in the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2025.

1 ROATCE, tangible common equity to tangible assets, tangible book value per common share and adjusted diluted earnings per share are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

•Pre-provision net revenue (“PPNR”)2 - PPNR of $65.6 million in the third quarter 2025 decreased $2.5 million from the linked quarter and was relatively stable with the prior year quarter. Excluding the anticipated insurance proceeds from the tax credit recapture included in noninterest income, the change from the linked and prior year quarters was primarily due to a decrease in noninterest income and an increase in noninterest expense, partially offset by higher net interest income from higher average balances in the loan and securities portfolios.

•Net interest income and NIM - Net interest income of $158.3 million for the third quarter 2025 increased $5.5 million and $14.8 million from the linked and prior year quarters, respectively. Net interest income increased primarily due to higher average loan balances, higher average securities balances and yields, and lower short-term interest rates that decreased deposit interest expense. NIM was 4.23% for the third quarter 2025, compared to 4.21% and 4.17% for the linked and prior year quarters, respectively. On September 2, 2025, the Company redeemed $63.3 million of subordinated debt that had a floating rate of three-month Term SOFR plus a spread of 5.66%. The redemption was funded through the issuance of a $63.3 million senior note at a rate of one-month Term SOFR plus a spread of 2.50%. The total cost of deposits of 1.80% for the third quarter 2025 decreased two basis point and 38 basis points from the linked and prior year quarters, respectively.

•Noninterest income - Noninterest income of $46.6 million for the third quarter 2025 includes the $30.1 million of anticipated insurance proceeds from the pending claim related to the tax credit recapture event during the quarter. Excluding this item, noninterest income decreased $4.1 million and $4.9 million from the linked and prior year quarters, respectively, primarily due to lower tax credit and community development income, and, when compared to the prior year quarter, partially offset by a gain on the guaranteed portion of SBA loans sold during the current quarter. The Company sold $22.2 million of SBA guaranteed loans during the third quarter 2025 for a gain of $1.1 million.

•Noninterest expense - Noninterest expense of $109.8 million for the third quarter 2025 increased $4.1 million and $11.8 million from the linked and prior year quarters, respectively. The increase from the linked and prior year quarters was primarily driven by variable deposit costs and higher loan and legal expenses related to loan workouts and other real estate owned (“OREO”). Compared to the prior year quarter, the increase was also primarily due to higher employee compensation cost.

•Loans - Loans totaled $11.6 billion at September 30, 2025, an increase of $174.3 million, or 6% on an annualized basis, from the linked quarter, and $503.2 million from the prior year quarter. Average loans totaled $11.5 billion, compared to $11.4 billion and $11.0 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.29% at September 30, 2025, compared to 1.27% at June 30, 2025 and 1.26% at September 30, 2024. The provision for credit losses in the third quarter 2025 was $8.4 million, compared to $3.5 million and $4.1 million for the linked and prior year quarters, respectively. The ratio of nonperforming assets to total assets was 0.83% at September 30, 2025, compared to 0.71% and 0.22% at June 30, 2025 and September 30, 2024, respectively. During the third quarter 2025, a $12 million life insurance premium loan with adequate collateralization migrated into nonperforming assets. This relationship, along with the previously disclosed Southern California relationship, represents approximately 60% of nonperforming assets at September 30, 2025. The Company has a high certainty of collection for both of these relationships.

2 PPNR is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

•Deposits - Deposits totaled $13.6 billion at September 30, 2025, an increase of $250.6 million and $1.1 billion from the linked and prior year quarters, respectively. Excluding brokered certificates of deposits, deposits increased $240.5 million and $821.0 million from the linked and prior year quarters, respectively. Average deposits were $13.6 billion, $13.2 billion and $12.5 billion for the current, linked and prior year quarters, respectively. At September 30, 2025, noninterest-bearing deposit accounts totaled $4.4 billion, or 32% of total deposits, and the loan to deposit ratio was 85%.

•Capital - Total stockholders’ equity was $2.0 billion and the tangible common equity to tangible assets ratio3 was 9.60% at September 30, 2025, compared to 9.42% at June 30, 2025. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.4% and a total risk-based capital ratio of 13.6% at September 30, 2025. The Company’s common equity tier 1 ratio and total risk-based capital ratio were 12.0% and 14.4%, respectively, at September 30, 2025.

The Company’s Board of Directors (the “Board”) approved a quarterly dividend of $0.32 per share of common stock, payable on December 31, 2025 to stockholders of record as of December 15, 2025. The Board also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) September 15, 2025 to (but excluding) December 15, 2025. The dividend will be payable on December 15, 2025 to holders of record of Series A Preferred Stock as of November 28, 2025.
3 Tangible common equity to tangible assets ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to the average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	September 30, 2025			June 30, 2025			September 30, 2024
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$11,454,183	$191,589	6.64%	$11,358,209	$188,007	6.64%	$10,971,575	$191,638	6.95%
Taxable securities	2,100,748	21,705	4.10	1,971,025	19,940	4.06	1,512,338	13,530	3.56
Non-taxable securities[2]	1,252,557	11,503	3.64	1,177,985	10,390	3.54	990,786	7,874	3.16
Total securities	3,353,305	33,208	3.93	3,149,010	30,330	3.86	2,503,124	21,404	3.40
Interest-earning deposits	328,392	3,638	4.40	315,738	3,368	4.28	402,932	5,348	5.28
Total interest-earning assets	15,135,880	228,435	5.99	14,822,957	221,705	6.00	13,877,631	218,390	6.26
Noninterest-earning assets	1,042,186			1,036,764			971,824
Total assets	$16,178,066			$15,859,721			$14,849,455

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,298,022	$17,488	2.10%	$3,225,611	$17,152	2.13%	$3,018,309	$20,002	2.64%
Money market accounts	3,706,891	28,734	3.08	3,660,053	28,437	3.12	3,551,492	33,493	3.75
Savings accounts	532,015	183	0.14	532,754	183	0.14	561,466	345	0.24
Certificates of deposit	1,609,346	15,210	3.75	1,486,522	14,207	3.83	1,368,339	14,928	4.34
Total interest-bearing deposits	9,146,274	61,615	2.67	8,904,940	59,979	2.70	8,499,606	68,768	3.22
Subordinated debentures and notes	136,895	2,683	7.78	156,753	2,737	7.00	156,329	2,695	6.86
FHLB advances	106,130	1,207	4.51	156,868	1,801	4.61	4,565	59	5.14
Securities sold under agreements to repurchase	159,039	1,155	2.88	209,493	1,592	3.05	140,255	1,217	3.45
Other borrowings	56,164	444	3.14	36,208	96	1.06	36,226	96	1.05
Total interest-bearing liabilities	9,604,502	67,104	2.77	9,464,262	66,205	2.81	8,836,981	72,835	3.28

Noninterest-bearing liabilities:
Demand deposits	4,458,028			4,340,301			4,046,480
Other liabilities	151,410			149,069			161,625
Total liabilities	14,213,940			13,953,632			13,045,086
Stockholders' equity	1,964,126			1,906,089			1,804,369
Total liabilities and stockholders' equity	$16,178,066			$15,859,721			$14,849,455

Total net interest income		$161,331			$155,500			$145,555
Net interest margin			4.23%			4.21%			4.17%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $1.9 million, $1.8 million, and $2.6 million for each of the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $3.0 million, $2.7 million, and $2.1 million for each of the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively.

Net interest income of $158.3 million for the third quarter 2025 increased $5.5 million and $14.8 million from the linked and prior year quarters, respectively. Net interest income on a tax equivalent basis was $161.3 million, $155.5 million and $145.6 million for the current, linked and prior year quarters, respectively. The increase from the linked and prior year quarters reflects organic loan growth and continued investment in the securities portfolio, partially offset by an increase in interest-bearing liabilities. Net interest income for the current quarter also benefited by one additional day compared to the linked quarter. On September 2, 2025, the Company called $63.3 million of subordinated debt at a floating rate of three-month Term SOFR plus a spread of 5.66% that was replaced by a $63.3 million single advance term loan. The term loan is payable in quarterly installments on March 31, June 30, September 30 and December 31 with a final installment due on the five year anniversary of the initial advance date. The interest rate on the term loan is one-month Term SOFR plus 2.50%.

Since September 2024, the Federal Reserve has reduced the federal funds target rate 125 basis points. In response, the Company has proactively adjusted deposit pricing to partially mitigate the impact on income from the repricing of variable rate loans.

Interest income for the third quarter 2025 increased $6.4 million primarily due to an increase of $96.0 million in average loan balances, a $204.3 million increase in the average securities balance, and a seven basis point increase in the yield on securities due to new purchases and the reinvestment of cash flows from the runoff of lower yielding investments. The average interest rate of new loan originations in the third quarter 2025 was 6.98%, a decrease of 28 basis points from the linked quarter. Investment purchases in the third quarter 2025 had a weighted average, tax equivalent yield of 4.99%.

Interest expense in the third quarter 2025 increased $0.9 million primarily due to organic growth in interest-bearing deposits, an increase in wholesale borrowings and the higher rate incurred on subordinated debt for two months in the quarter. These increases were partially offset by a decline in the average balance of customer repurchase agreements and a reduction in the cost of interest-bearing deposits due to the Federal Reserve’s reduction in the target federal funds rate. The total cost of deposits, including noninterest-bearing demand accounts, was 1.80% during the third quarter 2025, compared to 1.82% in the linked quarter.

NIM, on a tax equivalent basis, was 4.23% in the third quarter 2025, an increase of two basis points and six basis points from the linked and prior year quarters, respectively. For the month of September 2025, the loan portfolio yield was 6.65% and the cost of total deposits was 1.77%.

Investments

	At
	September 30, 2025		June 30, 2025		September 30, 2024
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$2,351,493	$(102,269)	$2,204,511	$(131,094)	$1,786,793	$(122,158)
Held-to-maturity (HTM)	1,081,847	(49,656)	1,091,238	(75,144)	851,647	(46,351)
Total	$3,433,340	$(151,925)	$3,295,749	$(206,238)	$2,638,440	$(168,509)

Investment securities totaled $3.4 billion at September 30, 2025, an increase of $137.6 million from the linked quarter. The tangible common equity to tangible assets ratio adjusted for unrealized losses on HTM securities4 was 9.37% at September 30, 2025, compared to 9.06% at June 30, 2025.

4 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
C&I	$2,320,868	$2,316,609	$2,198,802	$2,139,032	$2,145,286
CRE investor owned	2,626,657	2,547,859	2,487,375	2,405,356	2,346,575
CRE owner occupied	1,296,902	1,281,572	1,292,162	1,305,025	1,322,714
SBA loans*	1,257,817	1,249,225	1,283,067	1,298,007	1,272,679
Sponsor finance*	774,142	771,280	784,017	782,722	819,079
Life insurance premium financing*	1,151,700	1,155,623	1,149,119	1,114,299	1,030,273
Tax credits*	780,767	708,401	677,434	760,229	724,441
Residential real estate	359,315	356,722	357,615	350,640	346,460
Construction and land development	784,218	773,122	800,985	794,240	796,586
Other	230,723	248,427	268,187	270,805	275,799
Total loans	$11,583,109	$11,408,840	$11,298,763	$11,220,355	$11,079,892

Quarterly loan yield	6.64%	6.64%	6.57%	6.73%	6.95%

Loans by rate type (to total loans):
Fixed	41%	40%	39%	40%	39%
Variable:	59%	60%	61%	60%	61%
SOFR	29%	29%	29%	28%	28%
Prime	23%	24%	24%	24%	25%
Other	7%	7%	8%	8%	8%

Variable rate loans to total loans, adjusted for interest rate hedges	55%	56%	56%	55%	57%

*Specialty loan category

Loans totaled $11.6 billion at September 30, 2025, an increase of $174.3 million compared to the linked quarter. Loan production in the quarter outpaced repayment activity with loan volume of $863.3 million compared to repayment and sale activity of $689.0 million. Loan originations and advances were strongest in the C&I and CRE portfolios in the current quarter. Loan sales of $22.2 million mitigated growth in the SBA category during the current quarter. Average line utilization was approximately 45% for the current quarter, compared to 46% and 44% for the linked and prior year quarters, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Nonperforming loans*	$127,878	$105,807	$109,882	$42,687	$28,376
Other[1]	7,821	8,221	3,271	3,955	4,516
Nonperforming assets*	$135,699	$114,028	$113,153	$46,642	$32,892

Nonperforming loans to total loans	1.10%	0.93%	0.97%	0.38%	0.26%
Nonperforming assets to total assets	0.83%	0.71%	0.72%	0.30%	0.22%
Allowance for credit losses	$148,854	$145,133	$142,944	$137,950	$139,778
Allowance for credit losses to total loans	1.29%	1.27%	1.27%	1.23%	1.26%
Allowance for credit losses to nonperforming loans*	116.4%	137.2%	130.1%	323.2%	492.6%
Quarterly net charge-offs (recoveries)	$4,057	$630	$(1,059)	$7,131	$3,850

*Guaranteed balances excluded	$33,475	$26,536	$22,607	$21,974	$11,899
1OREO and repossessed assets

Nonperforming assets increased $21.7 million and $102.8 million from the linked and prior year quarters, respectively. The increase in nonperforming assets in the third quarter 2025 was primarily due to three relationships in the C&I and CRE categories of $13.0 million and $2.1 million, respectively. The increase in nonperforming assets from the prior year quarter is primarily related to seven commercial real estate loans totaling $68.4 million to special purpose entities (each an “SPE Borrower”) affiliated with two commercial banking relationships in Southern California that share some common ownership. Litigation resulting from a business dispute between the owners of the entities resulted in all of the SPE Borrowers filing bankruptcy in the first quarter of 2025, which was subsequently dismissed. The SPE Borrowers were again placed in bankruptcy in October 2025. In August 2025, Enterprise Bank & Trust commenced foreclosure proceedings with respect to the real property collateral owned by each SPE Borrower. As a result of Enterprise Bank & Trust’s senior secured first lien collateral position with respect to the real property owned by the SPE Borrowers, the Company expects to collect the full balance of these loans.

The provision for credit losses totaled $8.4 million in the third quarter 2025, compared to $3.5 million and $4.1 million in the linked and prior year quarters, respectively. The provision for credit losses in the third quarter 2025 was primarily related to the increase in nonperforming loans, net charge-offs, loan growth and changes in the economic forecast that influences projected future losses in the allowance calculation. Annualized net charge-offs totaled 14 basis points of average loans in the current and prior year quarters, compared to two basis points in the linked quarter.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Noninterest-bearing demand accounts	$4,386,513	$4,322,332	$4,285,061	$4,484,072	$3,934,245
Interest-bearing demand accounts	3,301,621	3,184,670	3,193,903	3,175,292	3,048,981
Money market and savings accounts	4,228,605	4,209,032	4,167,375	4,117,524	4,121,543
Brokered certificates of deposit	762,499	752,422	542,172	484,588	480,934
Other certificates of deposit	888,674	848,903	845,719	885,016	879,619
Total deposit portfolio	$13,567,912	$13,317,359	$13,034,230	$13,146,492	$12,465,322

Noninterest-bearing deposits to total deposits	32.3%	32.5%	32.9%	34.1%	31.6%
Quarterly cost of deposits	1.80%	1.82%	1.83%	2.00%	2.18%
Total deposits at September 30, 2025 were $13.6 billion, an increase of $250.6 million and $1.1 billion from the linked and prior year quarters, respectively. Excluding brokered certificates of deposits, total deposits increased $240.5 million and $821.0 million from the linked and prior year quarters, respectively. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.4 billion at both September 30, 2025 and June 30, 2025.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2025	June 30, 2025	Increase (decrease)		September 30, 2024	Increase (decrease)
Deposit service charges	$4,935	$4,940	$(5)	—%	$4,649	$286	6%
Wealth management revenue	2,571	2,584	(13)	(1)%	2,599	(28)	(1)%
Card services revenue	2,535	2,444	91	4%	2,573	(38)	(1)%
Tax credit income (loss)	(300)	2,207	(2,507)	(114)%	3,252	(3,552)	(109)%
Insurance recoveries	30,137	—	30,137	100%	—	30,137	100%
Other income	6,771	8,429	(1,658)	(20)%	8,347	(1,576)	(19)%
Total noninterest income	$46,649	$20,604	$26,045	126%	$21,420	$25,229	118%

Total noninterest income was $46.6 million for the third quarter 2025, an increase of $26.0 million and $25.2 million from the linked and prior year quarters, respectively. The increase from the linked and prior year quarters was primarily driven by the $30.1 million in accrued insurance proceeds that are anticipated to be received as a result of the recaptured tax credits during the quarter, partially offset by lower tax credit income. During the third quarter 2025, a solar provider from which the Company had purchased $24.1 million of transferrable solar tax credits declared bankruptcy. The bankrupt solar provider indirectly owned, through a complex structure of multiple entities, the solar projects generating the tax credits that the Company purchased. As part of the bankruptcy, the bankrupt solar provider sold and transferred equity interests in certain of those entities. As a result of this transfer, the $24.1 million of solar tax credits purchased by the Company were recaptured. The Company previously purchased an insurance policy to insure against recapture risk and anticipates proceeds from the insurance policy to cover the $24.1 million of recaptured tax credits and approximately $6.0 million of incremental tax liability attributable to the anticipated insurance proceeds from the insured recaptured credits. Tax credit income is typically highest in the fourth quarter of each year and will vary in other periods based on transaction volumes and fair value changes on credits carried at fair value.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2025	June 30, 2025	Increase (decrease)		September 30, 2024	Increase (decrease)
BOLI	$2,062	$2,561	$(499)	(19)%	$1,123	$939	84%
Community development investments	309	1,426	(1,117)	(78)%	1,177	(868)	(74)%
Gain on SBA loan sales	1,140	1,153	(13)	(1)%	—	1,140	—%
Gain on sales of other real estate owned	7	56	(49)	(88)%	3,159	(3,152)	(100)%
Private equity fund distributions	626	502	124	25%	614	12	2%
Servicing fees	587	485	102	21%	539	48	9%
Swap fees	341	86	255	297%	17	324	1,906%
Miscellaneous income	1,699	2,160	(461)	(21)%	1,718	(19)	(1)%
Total other income	$6,771	$8,429	$(1,658)	(20)%	$8,347	$(1,576)	(19)%

The decrease in other income from the linked quarter was primarily due to a decrease of $0.5 million in BOLI income and a decrease of $1.1 million in community development investment income. During the linked quarter, the Company received the payout of a BOLI policy that did not recur in the third quarter 2025. Community development investment income is not a consistent source of income and fluctuates based on distributions from the underlying funds.

In the prior year quarter, the Company realized a net gain of $3.2 million on the sale of OREO that did not recur in the current period. This was partially offset by a gain of $1.1 million in the current quarter on the sale of $22.2 million of guaranteed SBA loans. On a periodic basis, the Company will opportunistically sell SBA guaranteed loans. Loan sales were executed in the current and linked quarters, while no loans were sold in the prior year quarter.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2025	June 30, 2025	Increase (decrease)		September 30, 2024	Increase (decrease)
Employee compensation and benefits	$49,640	$50,164	$(524)	(1)%	$45,359	$4,281	9%
Deposit costs	27,172	24,765	2,407	10%	23,781	3,391	14%
Occupancy	4,895	5,065	(170)	(3)%	4,372	523	12%
Core conversion expense	—	—	—	100%	1,375	(1,375)	(100)%
Acquisition costs	609	518	91	18%	—	609	100%
Other expense	27,474	25,190	2,284	9%	23,120	4,354	19%
Total noninterest expense	$109,790	$105,702	$4,088	4%	$98,007	$11,783	12%

Deposit costs relate to certain businesses in the deposit verticals that receive an earnings credit allowance for deposit-related services provided to us. These earnings credit allowances are impacted by, among other things, interest rates and average balances. Deposit costs increased $2.4 million from the linked quarter primarily due to an increase of $146.0 million in average deposit balances from the linked quarter for businesses eligible for the earnings credit allowance.

The increase in noninterest expense of $11.8 million from the prior year quarter was primarily due to an increase in the associate base, merit increases throughout 2024 and 2025, an increase of $3.4 million in deposit costs due to higher earnings credit allowances and deposit vertical average balances, and an increase of $0.6 million in acquisition costs related to the previously announced branch acquisition that closed in the fourth quarter 2025. These increases were partially offset by a decline in core conversion expenses due to the completion of the core implementation in the fourth quarter 2024. For the third quarter 2025, the core efficiency ratio5 was 61.0%, compared to 59.3% for the linked quarter and 58.4% for the prior year quarter.

Income Taxes
The effective tax rate for the third quarter 2025 was 47.8%, compared to 20.0% and 19.4% in the linked and prior year quarters, respectively. Included in tax expense during the current quarter is $24.1 million in transferrable tax credits that were recaptured as discussed above and approximately $6.0 million of incremental tax liability attributable to the anticipated insurance proceeds from the insured recaptured credits. Excluding these items, the adjusted effective tax rate5 for the third quarter 2025 was 20.0%.

Capital
The following table presents total equity and various capital ratios for the most recent five quarters:

	At
($ in thousands)	September 30, 2025*	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Stockholders’ equity	$1,982,332	$1,922,899	$1,868,073	$1,824,002	$1,832,011
Total risk-based capital to risk-weighted assets	14.4%	14.7%	14.7%	14.6%	14.8%
Tier 1 capital to risk weighted assets	13.3%	13.2%	13.1%	13.1%	13.2%
Common equity tier 1 capital to risk-weighted assets	12.0%	11.9%	11.8%	11.8%	11.9%
Leverage ratio	11.1%	11.1%	11.0%	11.1%	11.2%
Tangible common equity to tangible assets[5]	9.60%	9.42%	9.30%	9.05%	9.50%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $2.0 billion at September 30, 2025, an increase of $59.4 million and $150.3 million from the linked and prior year quarters, respectively. Tangible book value per common share5 was $41.58 at September 30, 2025, compared to $40.02 and $37.26 at June 30, 2025 and September 30, 2024, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

5 Core efficiency ratio, tangible common equity to tangible assets, tangible book value per common share, and adjusted effective tax rate are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, adjusted ROATCE, core efficiency ratio, adjusted effective tax rate, tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA, adjusted effective tax rate and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, adjusted ROATCE, core efficiency ratio, adjusted effective tax rate, tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA, adjusted effective tax rate and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, core conversion expenses, acquisition costs, accrued insurance proceeds anticipated to be received as a result of recaptured tax credits, and the gain or loss on sale of other real estate owned and investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity to tangible assets ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, October 28, 2025. During the call, management will review the third quarter 2025 results and related matters. This press release as well as a related slide presentation will be accessible via the “Investor Relations” page of the Company’s website, https://investor.enterprisebank.com/events-and-presentations, prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-715-9871. After connecting, you may say the name of the conference or enter the Conference ID 12239. We encourage participants to pre-register for the conference call using the following link: https://bit.ly/EFSC3Q2025EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $16.4 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, stockholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, the Company’s ability to collect insurance proceeds from claims made related to tax recapture events, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), impacts of trade and tariff policies, U.S. fiscal debt, budget and tax matters (including the effect of a prolonged U.S. federal government shutdown), and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, changes in business prospects that could impact goodwill estimates and assumptions, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, natural disasters (including wildfires and earthquakes), terrorist activities, war and geopolitical matters (including the war in Israel and potential for a broader regional conflict and the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, or other health emergencies and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Senior Executive Vice President, CFO and COO (314) 512-7233
Media: Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Nine months ended
(in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
EARNINGS SUMMARY
Net interest income	$158,286	$152,762	$147,516	$146,370	$143,469	$458,564	$421,726
Provision for credit losses	8,447	3,470	5,184	6,834	4,099	17,101	14,674
Noninterest income	46,649	20,604	18,483	20,631	21,420	85,736	49,072
Noninterest expense	109,790	105,702	99,783	99,522	98,007	315,275	285,525
Income before income tax expense	86,698	64,194	61,032	60,645	62,783	211,924	170,599
Income tax expense	41,463	12,810	11,071	11,811	12,198	65,344	34,167
Net income	45,235	51,384	49,961	48,834	50,585	146,580	136,432
Preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common stockholders	$44,297	$50,447	$49,023	$47,897	$49,647	$143,767	$133,619

Diluted earnings per common share	$1.19	$1.36	$1.31	$1.28	$1.32	$3.86	$3.56
Adjusted diluted earnings per common share[1]	1.20	1.37	1.31	1.32	1.29	3.88	3.57
Return on average assets	1.11%	1.30%	1.30%	1.27%	1.36%	1.23%	1.24%
Adjusted return on average assets[1]	1.12%	1.31%	1.29%	1.31%	1.32%	1.24%	1.24%
Return on average common equity[1]	9.29%	11.03%	11.10%	10.75%	11.40%	10.45%	10.55%
Adjusted return on average common equity[1]	9.40%	11.12%	11.08%	11.08%	11.09%	10.51%	10.58%
ROATCE[1]	11.56%	13.84%	14.02%	13.63%	14.55%	13.10%	13.56%
Adjusted ROATCE[1]	11.70%	13.96%	13.99%	14.05%	14.16%	13.18%	13.60%
Net interest margin (tax equivalent)	4.23%	4.21%	4.15%	4.13%	4.17%	4.20%	4.17%
Efficiency ratio	53.6%	61.0%	60.1%	59.6%	59.4%	57.9%	60.6%
Core efficiency ratio[1]	61.0%	59.3%	58.8%	57.1%	58.4%	59.7%	58.9%

Assets	$16,400,430	$16,076,299	$15,676,594	$15,596,431	$14,954,125
Average assets	$16,178,066	$15,859,721	$15,642,999	$15,309,577	$14,849,455	$15,895,556	$14,684,589
Period end common shares outstanding	37,011	36,950	36,928	36,988	37,184
Dividends per common share	$0.31	$0.30	$0.29	$0.28	$0.27	$0.90	$0.78
Tangible book value per common share[1]	$41.58	$40.02	$38.54	$37.27	$37.26
Tangible common equity to tangible assets[1]	9.60%	9.42%	9.30%	9.05%	9.50%
Total risk-based capital to risk-weighted assets[2]	14.4%	14.7%	14.7%	14.6%	14.8%

[1] Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2] Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Nine months ended
(in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$225,390	$218,967	$211,780	$215,380	$216,304	$656,137	$635,671
Interest expense	67,104	66,205	64,264	69,010	72,835	197,573	213,945
Net interest income	158,286	152,762	147,516	146,370	143,469	458,564	421,726
Provision for credit losses	8,447	3,470	5,184	6,834	4,099	17,101	14,674
Net interest income after provision for credit losses	149,839	149,292	142,332	139,536	139,370	441,463	407,052

NONINTEREST INCOME
Deposit service charges	4,935	4,940	4,420	4,730	4,649	14,295	13,614
Wealth management revenue	2,571	2,584	2,659	2,719	2,599	7,814	7,733
Card services revenue	2,535	2,444	2,395	2,484	2,573	7,374	7,482
Tax credit income (loss)	(300)	2,207	2,610	6,018	3,252	4,517	2,936
Insurance recoveries[1]	30,137	—	—	—	—	30,137	—
Other income	6,771	8,429	6,399	4,680	8,347	21,599	17,307
Total noninterest income	46,649	20,604	18,483	20,631	21,420	85,736	49,072

NONINTEREST EXPENSE
Employee compensation and benefits	49,640	50,164	48,208	46,168	45,359	148,012	135,145
Deposit costs	27,172	24,765	23,823	22,881	23,781	75,760	65,764
Occupancy	4,895	5,065	4,430	4,336	4,372	14,390	12,895
FDIC special assessment	—	—	—	—	—	—	625
Core conversion expense	—	—	—	1,893	1,375	—	2,975
Acquisition costs	609	518	—	—	—	1,127	—
Other expense	27,474	25,190	23,322	24,244	23,120	75,986	68,121
Total noninterest expense	109,790	105,702	99,783	99,522	98,007	315,275	285,525

Income before income tax expense	86,698	64,194	61,032	60,645	62,783	211,924	170,599

Income tax expense	11,326	12,810	11,071	11,811	12,198	35,207	34,167
Tax credit recapture and provision for anticipated tax applied to related insurance recoveries[2]	30,137	—	—	—	—	30,137	—
Total income tax expense	41,463	12,810	11,071	11,811	12,198	65,344	34,167
Net income	$45,235	$51,384	$49,961	$48,834	$50,585	$146,580	$136,432
Preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common stockholders	$44,297	$50,447	$49,023	$47,897	$49,647	$143,767	$133,619

Basic earnings per common share	$1.20	$1.36	$1.33	$1.29	$1.33	$3.89	$3.57
Diluted earnings per common share	$1.19	$1.36	$1.31	$1.28	$1.32	$3.86	$3.56

[1] Represents anticipated proceeds from a pending insurance claim related to a third quarter 2025 solar tax credit recapture event.
[2] Represents recapture of $24.1 million solar tax credit and approximately $6.0 million of estimated tax liability related to anticipated proceeds from pending insurance claim related to the recapture event.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
BALANCE SHEET

ASSETS
Cash and due from banks	$208,455	$252,817	$260,280	$270,975	$210,984
Interest-earning deposits	264,399	239,602	222,780	495,076	218,919
Debt and equity investments	3,527,467	3,384,347	3,108,763	2,863,989	2,714,194
Loans held for sale	681	586	—	110	304

Loans	11,583,109	11,408,840	11,298,763	11,220,355	11,079,892
Allowance for credit losses	(148,854)	(145,133)	(142,944)	(137,950)	(139,778)
Total loans, net	11,434,255	11,263,707	11,155,819	11,082,405	10,940,114

Fixed assets, net	49,248	48,639	48,083	45,009	44,368
Goodwill	365,164	365,164	365,164	365,164	365,164
Intangible assets, net	6,140	6,876	7,628	8,484	9,400
Other assets	544,621	514,561	508,077	465,219	450,678
Total assets	$16,400,430	$16,076,299	$15,676,594	$15,596,431	$14,954,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,386,513	$4,322,332	$4,285,061	$4,484,072	$3,934,245
Interest-bearing deposits	9,181,399	8,995,027	8,749,169	8,662,420	8,531,077
Total deposits	13,567,912	13,317,359	13,034,230	13,146,492	12,465,322
Subordinated debentures and notes	93,617	156,796	156,695	156,551	156,407
FHLB advances	327,000	294,000	205,000	—	150,000
Other borrowings	247,006	210,641	255,635	280,821	170,815
Other liabilities	182,563	174,604	156,961	188,565	179,570
Total liabilities	14,418,098	14,153,400	13,808,521	13,772,429	13,122,114
Stockholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	370	369	369	370	372
Additional paid-in capital	997,446	991,663	988,554	990,733	992,642
Retained earnings	980,548	947,864	908,553	877,629	845,844
Accumulated other comprehensive loss	(68,020)	(88,985)	(101,391)	(116,718)	(78,835)
Total stockholders’ equity	1,982,332	1,922,899	1,868,073	1,824,002	1,832,011
Total liabilities and stockholders’ equity	$16,400,430	$16,076,299	$15,676,594	$15,596,431	$14,954,125

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Nine months ended
	September 30, 2025			September 30, 2024
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
AVERAGE BALANCE SHEET

Assets
Interest-earning assets:
Loans[1,2]	$11,351,848	$561,635	6.61%	$10,954,063	$567,687	6.92%
Taxable securities	1,964,496	59,270	4.03	1,451,317	37,601	3.46
Nontaxable securities[2]	1,181,460	31,360	3.55	982,342	23,250	3.16
Total securities	3,145,956	90,630	3.85	2,433,659	60,851	3.34
Interest-earning deposits	373,870	12,130	4.34	332,409	13,306	5.35
Total interest-earning assets	14,871,674	664,395	5.97	13,720,131	641,844	6.25
Noninterest-earning assets	1,023,882			964,458
Total assets	$15,895,556			$14,684,589

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,230,832	$51,697	2.14%	$2,964,667	$57,415	2.59%
Money market accounts	3,656,546	85,675	3.13	3,462,993	96,777	3.73
Savings accounts	533,084	555	0.14	573,853	983	0.23
Certificates of deposit	1,491,047	42,933	3.85	1,374,176	44,441	4.32
Total interest-bearing deposits	8,911,509	180,860	2.71	8,375,689	199,616	3.18
Subordinated debentures and notes	150,015	7,982	7.11	156,188	7,863	6.72
FHLB advances	96,396	3,295	4.57	39,427	1,649	5.59
Securities sold under agreements to repurchase	211,429	4,764	3.01	167,939	4,422	3.52
Other borrowings	42,932	672	2.09	38,381	395	1.37
Total interest-bearing liabilities	9,412,281	197,573	2.81	8,777,624	213,945	3.26

Noninterest-bearing liabilities:
Demand deposits	4,420,552			3,982,015
Other liabilities	151,192			161,033
Total liabilities	13,984,025			12,920,672
Stockholders' equity	1,911,531			1,763,917
Total liabilities and stockholders' equity	$15,895,556			$14,684,589

Total net interest income		$466,822			$427,899
Net interest margin			4.20%			4.17%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $5.3 million and $7.2 million for the nine months ended September 30, 2025 and September 30, 2024, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $8.3 million and $6.2 million for the nine months ended September 30, 2025 and September 30, 2024, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
LOAN PORTFOLIO
Commercial and industrial	$4,943,561	$4,870,268	$4,729,707	$4,716,689	$4,628,488
Commercial real estate	5,178,649	5,074,100	5,046,293	4,974,787	4,915,176
Construction real estate	858,146	844,497	880,708	891,059	896,325
Residential real estate	365,010	364,281	366,353	359,263	355,279
Other	237,743	255,694	275,702	278,557	284,624
Total loans	$11,583,109	$11,408,840	$11,298,763	$11,220,355	$11,079,892

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$4,386,513	$4,322,332	$4,285,061	$4,484,072	$3,934,245
Interest-bearing demand accounts	3,301,621	3,184,670	3,193,903	3,175,292	3,048,981
Money market and savings accounts	4,228,605	4,209,032	4,167,375	4,117,524	4,121,543
Brokered certificates of deposit	762,499	752,422	542,172	484,588	480,934
Other certificates of deposit	888,674	848,903	845,719	885,016	879,619
Total deposits	$13,567,912	$13,317,359	$13,034,230	$13,146,492	$12,465,322

AVERAGE BALANCES
Loans	$11,454,183	$11,358,209	$11,240,806	$11,100,112	$10,971,575
Securities	3,353,305	3,149,010	2,930,912	2,748,063	2,503,124
Interest-earning assets	15,135,880	14,822,957	14,650,854	14,323,053	13,877,631
Assets	16,178,066	15,859,721	15,642,999	15,309,577	14,849,455
Deposits	13,604,302	13,245,241	13,141,556	12,958,156	12,546,086
Stockholders’ equity	1,964,126	1,906,089	1,863,272	1,844,509	1,804,369
Tangible common equity[1]	1,520,476	1,461,700	1,418,094	1,398,427	1,357,362

YIELDS (tax equivalent)
Loans	6.64%	6.64%	6.57%	6.73%	6.95%
Securities	3.93	3.86	3.75	3.51	3.40
Interest-earning assets	5.99	6.00	5.93	6.05	6.26
Interest-bearing deposits	2.67	2.70	2.77	2.96	3.22
Deposits	1.80	1.82	1.83	2.00	2.18
Subordinated debentures and notes	7.78	7.00	6.63	6.70	6.86
FHLB advances and other borrowed funds	3.47	3.48	3.01	2.81	3.01
Interest-bearing liabilities	2.77	2.81	2.84	3.02	3.28
Net interest margin	4.23	4.21	4.15	4.13	4.17
1 Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
ASSET QUALITY
Net charge-offs (recoveries)	$4,057	$630	$(1,059)	$7,131	$3,850
Nonperforming loans	127,878	105,807	109,882	42,687	28,376
Classified assets	352,792	281,162	264,460	193,838	179,883
Nonperforming loans to total loans	1.10%	0.93%	0.97%	0.38%	0.26%
Nonperforming assets to total assets	0.83%	0.71%	0.72%	0.30%	0.22%
Allowance for credit losses to total loans	1.29%	1.27%	1.27%	1.23%	1.26%
Allowance for credit losses to total loans, excluding guaranteed loans[1]	1.40%	1.38%	1.38%	1.34%	1.38%
Allowance for credit losses to nonperforming loans	116.4%	137.2%	130.1%	323.2%	492.6%
Net charge-offs (recoveries) to average loans -annualized	0.14%	0.02%	(0.04)%	0.26%	0.14%

WEALTH MANAGEMENT
Trust assets under management	$2,566,784	$2,457,471	$2,250,004	$2,412,471	$2,499,807

SHARE DATA
Book value per common share	$51.62	$50.09	$48.64	$47.37	$47.33
Tangible book value per common share[1]	$41.58	$40.02	$38.54	$37.27	$37.26
Market value per share	$57.98	$55.10	$53.74	$56.40	$51.26
Period end common shares outstanding	37,011	36,950	36,928	36,988	37,184
Average basic common shares	37,015	36,963	36,971	37,118	37,337
Average diluted common shares	37,333	37,172	37,287	37,447	37,483

CAPITAL
Total risk-based capital to risk-weighted assets[2]	14.4%	14.7%	14.7%	14.6%	14.8%
Tier 1 capital to risk-weighted assets[2]	13.3%	13.2%	13.1%	13.1%	13.2%
Common equity tier 1 capital to risk-weighted assets[2]	12.0%	11.9%	11.8%	11.8%	11.9%
Tangible common equity to tangible assets[1]	9.60%	9.42%	9.30%	9.05%	9.50%

[1] Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2] Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Nine months ended
($ in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$158,286	$152,762	$147,516	$146,370	$143,469	$458,564	$421,726
Tax-equivalent adjustment	3,045	2,738	2,475	2,272	2,086	8,258	6,173
Noninterest income (GAAP)	46,649	20,604	18,483	20,631	21,420	85,736	49,072
Less insurance recoveries	30,137	—	—	—	—	30,137	—
Less gain on sale of investment securities	—	—	106	—	—	106	—
Less gain (loss) on sale of other real estate owned	7	56	23	(68)	3,159	86	3,157
Core revenue (non-GAAP)	$177,836	$176,048	$168,345	$169,341	$163,816	$522,229	$473,814

Noninterest expense (GAAP)	$109,790	$105,702	$99,783	$99,522	$98,007	$315,275	$285,525
Less FDIC special assessment	—	—	—	—	—	—	625
Less core conversion expense	—	—	—	1,893	1,375	—	2,975
Less amortization on intangibles	736	753	855	916	927	2,344	2,918
Less acquisition costs	609	518	—	—	—	1,127	—
Core noninterest expense (non-GAAP)	$108,445	$104,431	$98,928	$96,713	$95,705	$311,804	$279,007

Core efficiency ratio (non-GAAP)	61.0%	59.3%	58.8%	57.1%	58.4%	59.7%	58.9%

	Quarter ended
(in thousands, except per share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER COMMON SHARE AND TANGIBLE COMMON EQUITY RATIO TO TANGIBLE ASSETS
Stockholders’ equity (GAAP)	$1,982,332	$1,922,899	$1,868,073	$1,824,002	$1,832,011
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	6,140	6,876	7,628	8,484	9,400
Tangible common equity (non-GAAP)	$1,539,040	$1,478,871	$1,423,293	$1,378,366	$1,385,459
Less net unrealized losses on HTM securities, after tax	37,341	56,508	55,819	52,881	34,856
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,501,699	$1,422,363	$1,367,474	$1,325,485	$1,350,603

Common shares outstanding	37,011	36,950	36,928	36,988	37,184
Tangible book value per common share (non-GAAP)	$41.58	$40.02	$38.54	$37.27	$37.26

Total assets (GAAP)	$16,400,430	$16,076,299	$15,676,594	$15,596,431	$14,954,125
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	6,140	6,876	7,628	8,484	9,400
Tangible assets (non-GAAP)	$16,029,126	$15,704,259	$15,303,802	$15,222,783	$14,579,561

Tangible common equity to tangible assets (non-GAAP)	9.60%	9.42%	9.30%	9.05%	9.50%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	9.37%	9.06%	8.94%	8.71%	9.26%

	Quarter ended					Nine months ended
($ in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE), RETURN ON AVERAGE ASSETS (ROAA) AND DILUTED EARNINGS PER SHARE
Average stockholder’s equity (GAAP)	$1,964,126	$1,906,089	$1,863,272	$1,844,509	$1,804,369	$1,911,531	$1,763,917
Less average preferred stock	71,988	71,988	71,988	71,988	71,988	71,988	71,988
Less average goodwill	365,164	365,164	365,164	365,164	365,164	365,164	365,164
Less average intangible assets	6,498	7,237	8,026	8,930	9,855	7,248	10,799
Average tangible common equity (non-GAAP)	$1,520,476	$1,461,700	$1,418,094	$1,398,427	$1,357,362	$1,467,131	$1,315,966

Net income (GAAP)	$45,235	$51,384	$49,961	$48,834	$50,585	$146,580	$136,432
FDIC special assessment (after tax)	—	—	—	—	—	—	470
Core conversion expense (after tax)	—	—	—	1,424	1,034	—	2,237
Acquisition costs (after tax)	549	462	—	—	—	1,011	—
Less gain on sale of investment securities (after tax)	—	—	80	—	—	80	—
Less gain (loss) on sales of other real estate owned (after tax)	5	42	17	(51)	2,375	64	2,374
Net income adjusted (non-GAAP)	$45,779	$51,804	$49,864	$50,309	$49,244	$147,447	$136,765
Less preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common stockholders adjusted (non-GAAP)	$44,841	$50,867	$48,926	$49,372	$48,306	$144,634	$133,952

Return on average common equity (non-GAAP)	9.29%	11.03%	11.10%	10.75%	11.40%	10.45%	10.55%
Adjusted return on average common equity (non-GAAP)	9.40%	11.12%	11.08%	11.08%	11.09%	10.51%	10.58%
ROATCE (non-GAAP)	11.56%	13.84%	14.02%	13.63%	14.55%	13.10%	13.56%
Adjusted ROATCE (non-GAAP)	11.70%	13.96%	13.99%	14.05%	14.16%	13.18%	13.60%

Average assets	$16,178,066	$15,859,721	$15,642,999	$15,309,577	$14,849,455	$15,895,556	$14,684,589
Return on average assets (GAAP)	1.11%	1.30%	1.30%	1.27%	1.36%	1.23%	1.24%
Adjusted return on average assets (non-GAAP)	1.12%	1.31%	1.29%	1.31%	1.32%	1.24%	1.24%
Average diluted common shares	37,333	37,172	37,287	37,447	37,483	37,273	37,547
Diluted earnings per share (GAAP)	$1.19	$1.36	$1.31	$1.28	$1.32	$3.86	$3.56
Adjusted diluted earnings per share (non-GAAP)	$1.20	$1.37	$1.31	$1.32	$1.29	$3.88	$3.57

	Quarter ended
($ in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
PRE-PROVISION NET REVENUE (PPNR)
Net interest income (GAAP)	$158,286	$152,762	$147,516	$146,370	$143,469
Noninterest income (GAAP)	46,649	20,604	18,483	20,631	21,420
Core conversion expense	—	—	—	1,893	1,375
Acquisition costs	609	518	—	—	—
Less gain on sale of investment securities	—	—	106	—	—
Less gain (loss) on sales of other real estate owned	7	56	23	(68)	3,159
Less insurance recoveries	30,137	—	—	—	—
Less noninterest expense (GAAP)	109,790	105,702	99,783	99,522	98,007
PPNR (non-GAAP)	$65,610	$68,126	$66,087	$69,440	$65,098

	At
($ in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
ALLOWANCE TO LOANS RATIO EXCLUDING GUARANTEED LOANS
Loans (GAAP)	$11,583,109	$11,408,840	$11,298,763	$11,220,355	$11,079,892
Less guaranteed loans	922,168	913,118	942,651	947,665	928,272
Adjusted loans (non-GAAP)	$10,660,941	$10,495,722	$10,356,112	$10,272,690	$10,151,620

Allowance for credit losses	$148,854	$145,133	$142,944	$137,950	$139,778
Allowance for credit losses/loans (GAAP)	1.29%	1.27%	1.27%	1.23%	1.26%
Allowance for credit losses/adjusted loans (non-GAAP)	1.40%	1.38%	1.38%	1.34%	1.38%

	Quarter ended
($ in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
ADJUSTED EFFECTIVE TAX RATE
Income before income tax expense (GAAP)	$86,698	$64,194	$61,032	$60,645	$62,783
Less insurance recoveries	30,137	—	—	—	—
Adjusted income before income tax expense (non-GAAP)	$56,561	$64,194	$61,032	$60,645	$62,783

Income tax expense (GAAP)	$41,463	$12,810	$11,071	$11,811	$12,198
Less tax credit recapture and provision for anticipated tax applied to related insurance recoveries	30,137	—	—	—	—
Adjusted income tax expense (non-GAAP)	$11,326	$12,810	$11,071	$11,811	$12,198

Effective tax rate (GAAP)	47.8%	20.0%	18.1%	19.5%	19.4%
Adjusted effective tax rate (non-GAAP)	20.0%	20.0%	18.1%	19.5%	19.4%